As filed with the Securities and Exchange Commission on January , 2003
                          Registration No. 333-________

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               G2 COMPANIES , INC.
                      (formerly Hartland Investments, Inc.)
                 (Name of small business issuer in our charter)

          Delaware                                               980221494
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or Organization)                            Identification Number)
                                          9995
                              (Primary Standard Industrial
                              Classification Code Number)

14110 N. Dallas Parkway, Suite 365, Dallas, Texas 75254          (972) 726-9203
      (Address of principal executive offices)                  Telephone Number

                                   Gust Kepler
                             14110 N. Dallas Parkway
                                    Suite 365
                               Dallas, Texas 75254
                                 (972) 726-9203
             (Name, address and phone number for agent for service)

                                   Copies to:
                              CARL A. GENERES, ESQ.
                              4315 WEST LOVERS LANE
                               Dallas, Texas 75209
                                 (214) 352-8674

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 433(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 433(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If this Form is a post-effective amendment filed pursuant to Rule 433(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
----------------------- ------------- ------------------- -------------------- ------------------
Title of each class of  Amount to be  Proposed maximum    Proposed maximum     Registration Fee
securities              Registered    offering Price Per  aggregate offering
to be registered                      Share (1)           price(1)
                        375,100
COMMON STOCK            shares        $0.05               $18,755              $2.00
----------------------- ------------- ------------------- -------------------- ------------------

Note (1) Estimated solely for calculating the registration fee.

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             PRELIMINARY PROSPECTUS
                             (SUBJECT TO COMPLETION)
                               G2 COMPANIES, INC.
                       FORMERLY HARTLAND INVESTMENTS, INC.
                         375,100 SHARES OF COMMON STOCK

THE OFFERING
                                                            TOTAL
PER SHARE  PUBLIC PRICE           $0.05                     $18,755

This prospectus covers an aggregate of 375,100 shares that are being sold by three of our shareholders, Gust Kepler, our President and CEO, and Yarek Bartosz, our former President and CEO and Stanley Abbott.

We will not receive any money from the Selling Shareholders when they sell their shares, but we will pay all of the expenses related to this registration statement.

There is currently no public market for our common stock. It is not listed on any national securities exchange or any other securities market.

The securities offered hereby are speculative and involve a high degree of risk. You should read "Risk Factors", beginning on page 2. Only people who can afford to lose all of their investment should invest in our shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                               January ___, 2003

                                   THE COMPANY

G2 Companies , Inc., formerly G2 Companies Investments, Inc., is a Delaware corporation formed on May 26, 1998. G2 Companies has had minimal operations since its formation. In September 2002, Gust Kepler became the majority shareholder, president and CEO of G2 Companies. Mr. Kepler then began to operate G2 Companies as a record label.

                                  RISK FACTORS

An investment in our shares involves a high degree of risk. In deciding whether to purchase shares of our common stock, you should carefully consider the following risk factors, in addition to other information contained in this registration statement. This registration statement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here.

         THERE IS SUBSTANTIAL DOUBT THAT WE WILL CONTINUE AS A GOING CONCERN.

We are insolvent. Since our inception in May 1998, we have generated zero revenues but incurred over $10,000 in expenses. Unless we begin to generate revenues and raise more working capital to sustain our operations until we achieve a positive cash flow, we will cease operations.

         WE NEED SUBSTANTIAL ADDITIONAL CAPITAL TO CONTINUE OPERATIONS.

Since G2 Companies' inception, we have funded operations out of capital raised from investors and now Mr. Kepler. Unless we are able to raise additional capital to continue to fund operations until we generate sufficient sales revenues, we will go out of business.

         OUR SUCCESS IN THE INDEPENDENT LABEL MARKET IS DEPENDENT ON OUR UNPROVEN ABILITY TO IDENTIFY AND PUT UNDER CONTRACT RECORDING ARTISTS THAT BECOME POPULAR WITH THE PUBLIC.

We believe that our future success in the independent label market depends on our ability to secure future agreements with artists. Our business will be adversely affected by any of the following:

         !        Inability to recruit new artists;
         !        Our artists do not achieve popularity:
         !        Poor performance or negative publicity of our artists

         Our success is dependent upon our ability to identify recording artists and markets with growth potential and the ability to promote such artists as they gain acceptance and become popular with the consuming public. We currently have only two artists under recording agreements.

         INTELLECTUAL PROPERTY CLAIMS AGAINST US COULD BE COSTLY AND COULD RESULT IN THE LOSS OF SIGNIFICANT RIGHTS.

         Third parties may assert trademark, copyright, patent and other types of infringement or unfair competition claims against us. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, we may face costly litigation, loss of access to, and use of, content, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of infringement against us, it could harm our business.

         THERE WILL BE A LIMITED TARGET MARKET FOR OUR MUSIC.

Our goal is to sign artists that are primarily in the alternative/rock music genre. Changing audience tastes in music could result in a decrease in the popularity of this type of music. If this occurs, we may never achieve any significant revenues.

         WE WILL CONTRACT WITH OTHERS TO MANUFACTURE OUR RECORDS, OVER WHOM WE HAVE NO CONTROL.

G2 Companies will be dependent on contract manufacturers to make our records. We could experience delays in delivery of our product resulting in reduced sales and other events, which may have a negative effect on our revenues.

         WE ARE A VERY SMALL ENTITY THAT MUST COMPETE WITH MANY MUCH LARGER COMPANIES.

The recording industry is highly competitive, and our success depends on our ability to attract and promote additional artists. There can be no assurance that we will be able to attract artists, or, if we are able to attract such talent, that we will be able to develop that talent successfully or in such a manner that significant sales of artist product results.

We are a very small company in a huge industry. Many of our competitors in the record label industry have been in existence for a substantially longer period than we and most have much greater financial, marketing, personnel and other resources than G2 Companies.

         WE ARE ESSENTIALLY A ONE-MAN COMPANY AT THIS TIME.

Our success substantially depends on the abilities and continued contributions of our President and Chief Executive Officer, Gust C. Kepler. The loss of Mr. Kepler's services would have a material adverse affect on us. Further, there can be no assurance that we will be able to attract additional qualified employees or artists. Mr. Kepler is essential to our growth.

         MR.   KEPLER'S   LAST  VENTURE  IN  THE  RECORD   LABEL   BUSINESS  WAS
UNSUCCESSFUL.

From October, 1996 to July, 2002, Mr. Kepler was president, CEO and principal shareholder of Parallax Entertainment, Inc., a company in substantially the same business as G2 Companies. Over a six year period, Parallax generated $102,291 in gross sales and incurred aggregate losses of $4,275,323.

         WE WILL RECOUP THE FINANCIAL ADVANCES FOR RECORDING COSTS THAT WE MAKE TO OUR ARTIST ONLY IF THEY ARE SUCCESSFUL.

As aforesaid, G2 Companies plans to secure recording contracts with artists. G2 Companies will have to pay advances consistent with industry standards to secure the services of artists. Should the artist's album not sell well, or should the artist fail to produce an album, the amount of the advance already paid to record the artists is generally not recovered. There can be no assurance that we will be able to attract artists, or, if we are able to attract such talent, that G2 Companies will be able to develop that talent successfully or in such a manner that significant sales of artist product results. There can also be no assurance that any of the recordings will produce sales revenue for G2
Companies, or if they do, that such revenue will be sufficient to recoup recording costs or produce any profit.

         CONSUMERS USE DISCRETIONARY FUNDS TO BUY RECORDS. AN ECONOMIC SLOWDOWN WILL BE BAD FOR BUSINESS.

Our operations will be adversely affected by economic downturns, our sole business is dependent on discretionary spending, which decreases during periods of economic slowdown.

         G2  COMPANIES   COMPETES   WITH  OTHER   ENTERTAINMENT   PROVIDERS  FOR
DISCRETIONARY SPENDING.

G2 Companies faces intense competition for discretionary consumer spending from numerous other record companies and other forms of entertainment offered by film companies, video companies and others. If we fail to compete effectively with these much larger providers, we will not succeed.

         MANY CONSUMERS ARE DOWNLOADING RECORDS FROM THE INTERNET FOR FREE, WHOLLY AVOIDING PAYMENTS TO RECORD COMPANIES LIKE G2 COMPANIES.

Companies such as Napster have allowed consumers to acquire music on line for free. Whether or not this practice is unlawful, if it continues and grows, our business will be adversely affected.

         G2 COMPANIES HAS 19 SHAREHOLDERS. WE ANTICIPATE THAT THERE WILL NOT BE, INITIALLY, ACTIVE TRADING OF OUR STOCK.

We anticipate that there will not be a public market of any significance for our common stock and no assurance can be given that any trading market of any significance will develop in the foreseeable future, if at all. No assurance can be given that purchasers of common stock will later be able to sell those shares on favorable terms or at all. G2 Companies is not obligated to create or support a secondary market in our shares.

         G2 COMPANIES HAS NEVER PAID DIVIDENDS AND ANTICIPATES NOT PAYING DIVIDENDS FOR THE FORESEEABLE TIME.

G2 Companies has never paid dividends on our common stock. Our ability to pay dividends on the shares is limited to our ability to earn sufficient income. Payment of dividends is subject to the discretion of G2 Companies Board of Directors. The Board of Directors has not formulated a policy regarding payment of dividends. No dividends will be paid for the foreseeable future.

         SUBSTANTIAL SALES OF OUR COMMON STOCK COULD CAUSE OUR STOCK PRICE TO FALL.

If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. As of January 8, 2003 we have outstanding 1,250,000 shares of common stock 92,100 of which may be eligible for sale in the public market.

         WE WILL NOT RECEIVE ANY FUNDS FROM THIS OFFERING.

We will not receive any money from the Selling Shareholders when they sell their shares, but we will pay all of the expenses related to this registration statement. Since inception, we have been largely dependent upon management loans when we required funds. However, unless we are able to raise additional capital to finance a record label company, we will not realize our business objectives and potential and will likely not succeed. We may not be able to obtain financing on terms favorable to us. If we raise capital through the sale of additional equity securities, our stockholders may experience dilution of their ownership interest and the newly issued securities may have rights superior to those of the common stock. If we are able to borrow funds, we may be subject to limitations on our operations, including limitations on the payment of dividends.

         IF OUR EXECUTIVE OFFICER DOES NOT ADVANCE THE NECESSARY WORKING CAPITAL, OUR BUSINESS WILL FAIL.

Since he became President and CEO, Gust Kepler has made non-interest bearing demand loans to G2 Companies to fund its operations. If he refuses to make additional loans and we are unable to raise capital from other sources, our business will fail.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "may", "expect", "anticipate", "believe", "estimate", "intend" "continue" or similar words. Such statements reflect our beliefs as well as assumptions we have made using information currently available to us. Because these statements demonstrate our current views concerning future events, these statements involve assumptions, risks and uncertainties. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section beginning on page 2 of this prospectus. One should not place undue reliance on such forward-looking statements that speak only as of the date of this prospectus.

                                  G2 COMPANIES

G2 Companies was incorporated under the laws of the State of Delaware on May 26, 1998. G2 Companies has had limited operations since its formation. In September 2002, Gust Kepler assumed control of G2 Companies. At that time he began to operate G2 Companies as an independent record label at Mr. Kepler's office at 14110 N. Dallas Parkway, Suite 365, Dallas, Texas 75254 and our telephone number is (972)726 9203.


                         NO MARKET FOR OUR COMMON STOCK

There is currently no public market for G2 Companies' common stock. We cannot assure you that any trading market for our shares will exist following this offering, or that investors in the shares will be able to resell their shares at any price.

                         SHARES ELIGIBLE FOR FUTURE SALE

G2 Companies has 1,250,000 shares of common stock outstanding including the 375,100 shares being offered by the Selling Shareholders and covered by this prospectus. In the event those shares are sold in this offering, they will be freely tradable in the United States if a market for our stock develops. All of the remaining shares are "restricted securities" under Rule 144 of the Securities Act of 1933. Ordinarily, a person holding restricted securities for a period of one year may, every three months, sell in routine brokerage transactions an amount equal to the greater of one percent of a company's then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the person's sales. Rule 144 also permits sales by a person who is not an affiliate of the company and who has held the shares for two years without any quantity limitation. Of the "restricted" shares, Gust Kepler, the President and CEO of G2 Companies, owns an aggregate of 1,157,900 that he acquired in September 2002 from a shareholder. All of the restricted shares, other than those held by Mr. Kepler, are eligible for resale under Rule 144.

                              PLAN OF DISTRIBUTION

This prospectus relates to the offer and sale from time to time of 300,000 shares by Gust Kepler, 61,100 shares by Yarek Bartosz and 14,000 shares by Stanley Abbott for $0.05 per share. G2 Companies has registered these shares for sale to provide Mr. Kepler and Mr. Bartosz and Mr. Abbott with freely tradable securities. But registration does not necessarily mean that any of such shares will be offered or sold by Mr. Kepler, Mr. Bartosz or Mr. Abbott. G2 Companies will not receive any proceeds from the sale of these shares by Mr. Kepler or Mr. Bartosz or Mr. Abbott but will pay all of the expenses of registration.

Messrs. Kepler, Bartosz and Abbott and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of these shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions for $0.05 per share. Such pledgees, assignees and successors-in-interest, if any, will be identified in a subsequent prospectus.

                              SELLING SHAREHOLDERS

         The following table sets forth information pertaining to the shares offered hereby by the Selling Shareholders:

---------------------- ------------------- ------------------- -----------------
                       Number of Shares    Number of Shares    Number of Shares
                       Owned Prior To      To Be               Owned After
Selling Shareholder    This Offering       Sold                Offering*
---------------------- ------------------- ------------------- -----------------
Gust Kepler            1,157,900           300,000             857,900
---------------------- ------------------- ------------------- -----------------
Yarek Bartosz          61,100              61,100              -0-
---------------------- ------------------- ------------------- -----------------
Stanley Abbott         14,000              14,000              -0-
---------------------- ------------------- ------------------- -----------------
* Assumes that all shares offered by Messrs. Kepler, Bartosz and Abbott are sold.

                                LEGAL PROCEEDINGS

G2 Companies is not a party to any pending litigation nor is it aware of any threatened legal proceedings.

                                DIVIDEND POLICY

G2 Companies has never paid or declared a cash dividend on its common stock and we do not intend to pay cash dividends in the foreseeable future.

MANAGEMENTS   DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION  AND  PLAN  OF
OPERATIONS

The following discussion and analysis should be read in conjunction with G2 Companies' financial statements and the notes associated with them as set forth elsewhere in this document. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. This discussion represents only the best present assessment by the management of G2 Companies.

                  CAUTION REGARDING FORWARD-LOOKING INFORMATION

This filing contains certain forward-looking statements and information relating to G2 Companies that are based on the beliefs of G2 Companies or its management as well as assumptions made by and information currently available to G2 Companies or its management. When used in this document, the words "Anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they relate to G2 Companies or its management, are intended to identify forward-looking statements.
Such statements reflect the current view of G2 Companies or its management regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, the forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein. Company's History

G2 Companies was incorporated on May 26, 1998 under the laws of the State of Delaware. On June 1, 1998 G2 Companies issued 1,173,000 shares of its $0.0001 par value common stock for services of $117.00. On October 30, 1998 the Company issued 77,000 shares of its $0.0001 par value common stock for $770.00 in cash.

Discussion Of Financial Condition

G2 Companies currently has no revenues, and minimal assets. G2 Companies will remain illiquid until such time as significant capital is raised to fund operations. No prediction of the future financial condition of G2 Companies can be made.

Due to the lack of sustaining operations from inception, G2 Companies is considered in the development stage and, as such, has generated no significant operating revenues. Accordingly, G2 Companies is dependent upon its current management and/or significant shareholders and future offerings to provide sufficient working capital to preserve the integrity of the corporation during this phase.

General

In September of 2002, G2 Companies began operating as a record label. A record label produces, licenses, acquires, markets and distributes high quality recorded music for a variety of music formats.

G2 Companies is in the start-up phase of this change in operations and due to the lack of revenues must rely on securing substantial alliances with established distributors of recorded music, producers, and artist management companies. G2 Companies currently relies on the personal financing of Gust Kepler, President and CEO. If G2 is unable to raise capital in the near future it will be impossible to continue operating as a record label. Once capital is raised and significant business alliances made, we plan to use conventional marketing strategies to promote our recordings and artists. These methods include radio, print, video, internet marketing and tour support. There can be no assurance that we will succeed.

                                    BUSINESS

G2 Companies is in the start-up phase of becoming an independent record label. To achieve any degree of success, of which there is no certainty, G2 Companies must secure alliances with established distributors of recorded music, producers and artist management companies. We currently rely on the financing of Mr. Kepler to fund these start-up activities.

Our target artists are primarily in the alternative/rock music genre. Alternative rock is a broad genre of music utilizing elements of traditional rock music in conjunction with other styles of popular music. Examples would include artists like Red Hot Chili Peppers, Nirvana, U2, Radiohead, Weezer, REM.

If we sign additional artists to our label, we will contract the manufacture of our records, primarily in CD format, to third party manufacturers, on a purchase order basis. We do not have any agreement with a specific manufacturer. If we need records, we will be quoted a price for a specific number and place the order to meet our requirements. We believe there are many record manufacturers which are able to manufacture records for our artists. .

G2  Companies  specializes  in  markets  that  we  believe,  based  on  our  own experience, industry sources, and census data, offer growth and profit potential. G2 Companies primarily targets alternative rock music as such a market.

Our strategy for growth in the recorded music business is based on: (i) selling diversified recorded music offerings in formats with growth potential; (ii) introducing records by established artists with a history of successful releases; and (iii) acquiring master recordings and music publishing rights from other record companies at attractive prices.

We expect to derive our income from a variety of sources, all of which are related to the production and distribution of recorded music and associated logo merchandise. We will take a hands on approach as an executive producer in overseeing the production of a record from start to finish which includes selection of artist's material, engaging a musical producer and or engineer, obtaining studio time, mastering recordings, and designing artwork and packaging for the finished product. G2 Companies plans to generate additional revenue from the design, manufacture and sale of merchandise, including clothing and collectibles, via licensing agreements with our artists. As a function of distributing a record, G2 Companies produces and promotes concerts and live shows featuring our artists. We do not currently represent artists in a management capacity, but will provide advice and guidance, which is to the mutual benefit of the artists and the label. G2 Companies plans to generate revenue from the design, manufacture and sale of merchandise, including clothing and collectibles, via licensing agreements with our artists. As an additional potential form of revenue, we may be engaged in licensing activities involving the granting of rights to third parties in the master recordings and compositions we own.

Competition

The music industry is highly competitive and comprised of approximately 6 major recorded music companies which dominate the 12 to 14 billion dollar recording industry along with their subsidiary labels: (1) Time/Warner; (2) Sony Music Group; (3) Bertelsmann Music Group; (4) Polygram; (5) Thorn-EMI; and (6) Universal Records Group. In addition, there are many smaller independent labels.

We believe our principal competitors are other major and independent record labels. Many of the competing labels are larger than G2 Companies and have greater financial resources and distribution capabilities. We anticipate that competition for sales of recordings, merchandise and live show tickets will be based almost entirely upon the popularity of the artist and the particular recording. The number of units sold depends upon the demand for a particular recording. Similarly, sales prices for merchandising of clothing and collectibles are set at levels within the industry norm and the volume determined by the popularity of the artist. Competition and pricing for the sale of copyrighted works are determined on a case-by-case basis, also dependent on the popularity of the artist.

G2 Companies intends to utilize radio promotion, in store point of purchase vehicles, radio advertising, internet marketing and industry media to promote artists. G2 Companies anticipates selling products at live concert venues and to utilize independent record promoters to assist in obtaining radio air play in major markets to increase product awareness and sales. Additionally, we intend to work with distributors to implement promotions at retail sites to increase product sales. With respect to our competitors, G2 Companies has not, and will not, rule out a joint venture with a major label in the event such an arrangement would benefit us financially in the long term.

Introduction to the Artists

         We currently have two artists under contract. They are Jeremiah Donnelly and One Up.

Jeremiah Donnelly

         Jeremiah Donnelly, 25, is a singer-songwriter specializing in alternative rock and pop rock. Having previously held the title of lead vocalist for alt-rock band Track 10, Jeremiah already commands a dedicated following of fans. With a youthful image and innovative sound, Jeremiah's roots, rock and blues influences include him in a genre among artists such as Jack Johnson, Pete Yorn and John Mayer.

One Up

         One Up is a five member band. One Up's music creatively mixes elements of metal, hip-hop, alternative, hardcore and rap to concoct a unique techno-rock hybrid for an original and marketable sound. Combining influences that range from Metallica and Nine Inch Nails to Outkast and Dr. Dre', One Up's diverse tastes and exceptional talent keep current with a fresh sound and modern edge.

                              MARKETING STRATEGIES

Because of our limited resources and two artists under contract, our marketing strategies have not been implemented. However, if we are able to obtain the necessary financial resources and an artist that we sign becomes popular, these are the strategies that we intend to utilize.

Conventional Marketing Strategies

G2 Companies intends to utilize conventional marketing vehicles used by record labels to promote their artists. These vehicles include radio promotion and advertising, print advertising, and music videos.

Radio Promotions

G2 Companies plans to hire an independent record promoter to promote a selected artist in strategic markets. The record promoter acts as a liaison between G2 Companies and the program directors at various radio stations. The ultimate goal of a record promoter is to obtain airplay for the artist. The industry term for repeat air play is "being in rotation". Once an artist is in rotation in a market, we believe that the continuous exposure when coupled with other marketing strategies will drive record sales.

Radio Advertising

G2 Companies may also advertise an artist by purchasing radio spots advertising the artists products and or upcoming performances in various target markets. Many times the product of an artist is advertised in conjunction with a live show. G2 Companies intends to use this strategy in pilot markets and plans to expand this form of advertising to multiple markets.

Print Media

G2 Companies may elect to promote its artists using various print media. Examples of print media include posters, flyers, stickers, billboards, advertisements in music publications, and advertisements in industry or general publications.

Music Videos

We may elect to promote our artist via music videos. Music videos are an effective tool to introduce a band to the public. Many television shows specialize in music videos such as MTV and VH1. G2 Companies also anticipates the formation of many Internet video programs as streaming video technology continues to improve. Music videos are a very effective way of introducing the artist's image and music to a large target audience.

Tour Support

         G2 Companies believes, based on the experience of Mr. Kepler, that one of the best marketing strategies to promote an artist is live performances. It is often necessary for an artist to tour on a regional or national level to build a following and increase its fan base. G2 Companies will assist its artists with tour support and related promotions. Tour support includes paying recoupable transportation and lodging costs, artist per diem, promotional expenses not always covered by revenue generated from the live performances.

Retail Marketing

         As with each of the above-discussed conventional marketing strategies, we will be able to implement the following retail marketing strategies only if we raise substantial additional capital. There is no assurance that we will be able to raise any additional capital.

         G2 Companies hopes to have a strong product presence in retail stores specializing in music. Management intends to seek alliances with regional or national distributors to assist in distributing our artists recordings in various markets. We intend to use counter top displays strategically placed in key stores to display prominently, the newly released CD. We will use a combination of positioning and high impact artwork and signage incorporated with this display to generate consumer interest.

         We will provide free goods or products to the stores in exchange for the premium space provided. There is no guarantee that the space will be provided or that potential consumers will ultimately be enticed to listen to or purchase this product. However, we have no agreements or guarantees that we will be provided space to promote our artists' CDs now or in the future. All music companies covet such display space and there can be no assurance that we will ever again be given such space to promote our artists.

Point of Sale Displays

         We plan to use large high impact point-of-purchase displays in key locations to create in store awareness of our artists. In today's music retail market, almost all retail outlets selling music have listening stations.
Listening stations are stereo systems in the store that allow potential customers to listen to product through headphones. G2 Companies feels that a product presence within the store incorporated with large color displays creates curiosity and will entice store customers to listen to the artist's music in the store at the listening stations. G2 Companies believes that a reasonable number of these listeners will ultimately purchase the product. There is no assurance however that retailers will permit our displays to be used in their outlets.

Internet

         G2 Companies plans to utilize all aspects of the Internet to market and promote their artists and their products. G2 Companies will seek alliances with established Internet retailers such as Amazon.com, CDNow.com, CD Street.com, and MP3.com to sell our products and logo merchandise on the Internet. There is however no assurance that we will secure vendor agreements with any of the aforementioned Internet retailers or that we will generate any sales at all if the vendor agreements are secured.

Employees

         G2 Companies currently has one employee, Gust C. Kepler, President and Chief Executive Officer who serves without compensation of any kind.

Property

         G2 Companies entered into a lease agreement for 1165 square feet of office space on October of 2002. The office space is located at 14110 N. Dallas Parkway, Suite 365, Dallas, TX 75254. Gust Kepler personally guaranteed the lease on behalf of G2 Companies.

         G2 Companies does not intend to acquire any properties in the immediate future.

Intellectual Property Rights

         Our operations will be dependent upon intellectual property rights to our records and merchandise. International copyright laws including those in the United States and Texas protect our master recordings. Under these laws, master recordings cannot be reproduced without contractual consent from the owners of such property.

Regulation

         G2 Companies management does not foresee any material effects of federal, state or local regulation on any aspect of G2 Companies's operations. However, as discussed under Risk Factors above, changes in laws or regulations may adversely affect our operations.

                                   MANAGEMENT

Chief Executive Officer:

Name:    Gust Charles Kepler
Title:   President and Chief Executive Officer
Age:    38

Office Street Address:
14110 N. Dallas Parkway
Suite 365
Dallas, Texas 75254
Telephone No.:  (972) 726-9203

Mr. Kepler is the President and Chief Executive Officer of G2 Companies. Mr. Kepler currently manages all aspects of G2 Companies including, A&R, artists development, production, promotion, sales, marketing, contracts, and distribution.

Mr. Kepler has extensive knowledge and experience in the music and entertainment industries. Mr. Kepler's involvement in the music industry began in 1977 when he joined his first rock band at age 13. After playing in various bands throughout high school, Mr. Kepler played and produced various projects between 1985 and 1987. Mr. Kepler served as executive producer on his first full-length record for the band Lead in 1994.

In 1996, Mr. Kepler founded Parallax Entertainment, Inc., an independent record label, and Internet promotional concern. Mr. Kepler was directly responsible for all production, packaging, marketing and promotion at Parallax Entertainment, Inc. Over this five year period, Parallax had gross revenues of $102,291 and aggregate losses of approximately $4,257,323. Mr. Kepler sold controlling interest in Parallax Entertainment, Inc. in July of 2002

Mr. Kepler is the sole officer and director of G2 Companies. He receives no compensation of any kind at this time.

                             PRINCIPAL STOCKHOLDERS

         Information regarding shares of our common stock owned by Mr. Kepler, as of January 31, 2003, is set forth in the table below. As of such date, there were 1,250,000 shares of common stock outstanding.

Name                     Class of      Shares                         Percent of
                         Shares        Owned Beneficially             Class*

Gust C.  Kepler          Common        1,157,900                        92.7 %


Officers and             Common        1.157,900                        92.7%
directors
as a group
(1 person)


* If Mr. Kepler sells all of his 300,000 shares offered by this prospectus, Mr. Kepler will own 857,900 shares which will be 69% of the then 1,250,000 shares outstanding.

                MANAGEMENT RELATIONSHIPS AND CERTAIN TRANSACTIONS

         Gust Kepler has made non-interest bearing loans to G2 Companies in the aggregate principal amount of $37,796.11 for working capital as of December 31, 2002.

                           DESCRIPTION OF COMMON STOCK

         G2 Companies has authority to issue 80,000,000 shares of common stock, par value $0.0001 per share. Holders of common stock are entitled to one vote per share and to receive dividends or other distributions when and if declared by the board of directors. As of January 8, 2003, there were 1,250,000 shares of common stock outstanding held by 19 shareholders of record. G2 Companies also has authorized 20,000,000 shares of preferred stock, $0.0001 per share par value. No preferred shares are outstanding.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         G2 Companies shall indemnify and hold harmless directors, officers, employees and agents to the extent permitted by Delaware Law and may purchase and maintain liability insurance for such persons. Therefore, we may indemnify our officers, directors, employees and agents against attorneys' fees and other expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them arising out of their association with or activities on behalf of us unless, in any such action, they are adjudged to have acted with gross negligence or to have engaged in willful misconduct. We may also bear the expenses of such litigation for any such persons upon their promise to repay such sums if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if it is ultimately determined that they are not entitled to indemnification. Such expenditures could be substantial and may not be recouped, even if we are so entitled. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         Carl A. Generes, Esq., attorney at law, Dallas, Texas, has passed upon the validity of the common stock covered by this registration statement for G2 Companies. For representing G2 Companies in this matter, Mr. Generes has been paid $5,000. In addition, G2 Companies will issue to Mr. Generes following the closing of the offering covered by this prospectus 62,500 shares of common stock, all of which shall be "restricted" unregistered shares.

                                     EXPERTS

The financial statements included in the registration statement on Form SB-2 have been audited by Turner, Stone & Company, LLP, independent certified accountants, to the extent and for the periods set forth in his report, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

G2 Companies is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and has in the past filed, and will continue in the future to file, periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of these reports at the following public reference rooms maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the Commission at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549. The Commission also maintains an Internet website that contains these reports and information about issuers, like G2 Companies, who file electronically with the Commission. The address of that site is: http://www.sec.gov.

G2 Companies has filed with the Commission a registration statement including exhibits and information, which the Commission permits the registrant to omit from the prospectus, on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock covered by this prospectus. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement. You may obtain copies of the registration statement, including exhibits and other information about G2 Companies, by contacting the Commission in the manner and at the addresses referenced above.

         You should rely only on the information provided in this prospectus or any prospectus supplement. Neither G2 Companies nor the selling shareholders have authorized anyone else to provide you with different information. Neither G2 Companies nor the selling shareholders are making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal.



         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
                             FINANCIAL DISCLOSURE.

None.

                               G2 Companies, Inc.

                      (Formerly Hartland Investments, Inc.)

                          (A Development Stage Company)

                              Financial Statements

                                       and

                          Independent Auditors' Report

                     Years Ended December 31, 2001 and 2000

                                       and

            Period May 26, 1998 (inception) through December 31, 2001

                                       and

                 Nine Months ended September 30, 2002 and 2001

                                  (unaudited)

                                    CONTENTS
                                    --------





AUDITORS' OPINION............................................................F-1

BALANCE SHEETS...............................................................F-2

STATEMENTS OF OPERATIONS.....................................................F-3

STATEMENTS OF STOCKHOLDERS' EQUITY...........................................F-4

STATEMENTS OF CASH FLOWS.....................................................F-5

NOTES TO FINANCIAL STATEMENTS..........................................F-6 - F-8

UNAUDITED BALANCE SHEETS SEPTEMBER 30, 2002 AND SEPTEMBER 30, 2001...........F-9

UNAUDITED STATEMENTS OF OPERATIONS SEPTEMBER 30, 2002 AND
   SEPTEMBER 30, 2001.......................................................F-10

UNADUTIED STATEMENT OF CASH FLOWS SEPTEMBER 30, 2002 AND
   SEPTEMBER 30, 2001.......................................................F-11

NOTES TO UNAUDITED FINANCIAL STATEMENTS SEPTEMBER 30, 2002 AND
   SEPTEMBER 30, 2001................................................F-12 - F-13

                          Independent Auditors' Report
                          ----------------------------


Board of Directors and Stockholders
Hartland Investments, Inc.
Dallas, Texas


We have audited the accompanying balance sheets of Hartland Investments, Inc. (a development stage company) as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity, and cash flows for the period May 26, 1998 (inception) through December 31, 2001 and the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hartland Investments, Inc. at December 31, 2001 and 2000, and the results of their operations and cash flows for the period May 26, 1998 (inception) through December 31, 2001 and the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As also discussed in Note 1 to the financial statements, the Company has a loss from operations and has no working capital that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Turner, Stone & Company, L.L.P.
Certified Public Accountants
October 16, 2002

                               G2 COMPANIES, INC.
                      (FORMERLY HARTLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000


                                     Assets
                                     ------


                                                           2001         2000
                                                         ---------    ---------
Current assets:

    Cash                                                 $    --      $    --
                                                         ---------    ---------

         Total current assets                                 --           --
                                                         ---------    ---------

Other assets                                                  --           --
                                                         ---------    ---------

                                                         $    --      $    --
                                                         =========    =========

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities:

    Stockholder advance                                  $     823    $     823
                                                         ---------    ---------

         Total current liabilities                             823          823
                                                         ---------    ---------

Commitments and contingencies                                 --           --

Stockholders' equity:

    Preferred stock, $.0001 par value,
        20,000,000 shares authorized, no
        shares issued and outstanding, no
        rights or preferences determined                      --           --
    Common stock, $.0001 par value,
        80,000,000 shares authorized,
        1,250,000 shares issued and outstanding                125          125
        Paid in capital                                        762          762
        Deficit accumulated during the
         development stage                                  (1,710)      (1,710)
                                                         ---------    ---------

         Total stockholders' equity                           (823)        (823)
                                                         ---------    ---------

                                                         $    --      $    --
                                                         =========    =========


    The accompanying notes are an integral part of the financial statements.

                               G2 COMPANIES, INC.
                      (FORMERLY HARTLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                       AND PERIOD MAY 26, 1998 (INCEPTION)
                            THROUGH DECEMBER 31, 2001




                                                                     Cumulative
                                                                        From
                                       2001            2000          Inception
                                    ----------      ----------       ----------

Revenues                            $     --        $     --         $     --

Operating expenses:

    General and administrative            --             1,000            1,710
                                    ----------      ----------       ----------
Operating loss                            --            (1,000)          (1,710)
                                    ----------      ----------       ----------
Loss before income taxes                  --            (1,000)          (1,710)

Provision for income taxes                --              --               --
                                    ----------      ----------       ----------
Net loss                            $     --        $   (1,000)      $   (1,710)
                                    ==========      ==========       ==========


Net loss per share                  $     --        $     (.00)      $     (.00)


















    The accompanying notes are an integral part of the financial statements.



                               G2 COMPANIES, INC.
                      (FORMERLY HARTLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF STOCKHOLDERS' EQUITY
               MAY 26, 1998 (INCEPTION) THROUGH DECEMBER 31, 2001




                                                                                          Additional
                                     Preferred Stock                Common Stock           Paid-In     Accumulated
                                  Shares         Amount         Shares        Amount       Capital       Deficit         Total
                               -----------    -----------    -----------   -----------   -----------   -----------    -----------

Balance at May 26, 1998               --      $      --             --     $      --     $      --     $      --      $      --

Issuance of common stock in
    exchange for services             --             --      1  ,173,000           117          --                            117

Issuance of common stock
    for cash                          --             --           77,000             8           762                          770

Net loss                                                                                                      (710)          (710)
                               -----------    -----------    -----------   -----------   -----------   -----------    -----------

Balance at December 31, 1999          --             --      1  ,250,000           125           762          (710)           177

Net loss                                                                                                    (1,000)        (1,000)
                               -----------    -----------    -----------   -----------   -----------   -----------    -----------


Balance at December 31, 2000          --             --      1  ,250,000           125           762        (1,710)          (823)

Net loss
                               -----------    -----------    -----------   -----------   -----------   -----------    -----------

Balance at December 31, 2001          --      $      --      1  ,250,000   $       125   $       762   $    (1,710)   $      (823)
                               ===========    ===========    ===========   ===========   ===========   ===========    ===========












     The accompanying notes are an integral part of the financial statements


                               G2 COMPANIES, INC.
                      (FORMERLY HARTLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                       AND PERIOD MAY 26, 1998 (INCEPTION)
                            THROUGH DECEMBER 31, 2001

                                                                                         Cumulative
                                                                                            From
                                                                 2001         2000       Inception
                                                              ----------   ----------    ----------
Cash flows from operating activities:

         Cash to suppliers                                    $     --     $    1,000    $    1,593
                                                              ----------   ----------    ----------

                  Net cash used in operating activities             --         (1,000)       (1,593)
                                                              ----------   ----------    ----------

Cash flows from investing activities:

                  Net cash used for investing activities            --           --            --
                                                              ----------   ----------    ----------

Cash flows from financing activities:

         Issuance of common stock                                   --           --             770
         Stockholder advance                                        --            198           823
                                                              ----------   ----------    ----------

                  Net cash provided by financing activities         --            198         1,593
                                                              ----------   ----------    ----------

Net decrease in cash                                                --           (802)         --

Cash at beginning of year                                           --            802          --
                                                              ----------   ----------    ----------

Cash at end of year                                           $     --     $     --      $     --
                                                              ==========   ==========    ==========

                     Reconciliation of Net Loss to Net Cash
                        Provided by Operating Activities

Adjustments to reconcile net loss
         to cash used in operating activities:

         Net loss                                                   --         (1,000)       (1,710)
                                                              ----------   ----------    ----------

         Issuance of common stock for services                      --           --             117
                                                              ----------   ----------    ----------

Net cash used in operating activities                         $     --     $   (1,000)   $   (1,593)
                                                              ==========   ==========    ==========


    The accompanying notes are an integral part of the financial statements.

                               G2 COMPANIES, INC.
                      (FORMERLY HARTLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization and business
         -------------------------

Hartland Investments, Inc. (Hartland) was incorporated in the state of Delaware in May 1998. The business purpose of Hartland is to seek out and obtain an acquisition, merger or sale transaction whereby the stockholders will benefit. Hartland has voluntarily filed a registration statement with SEC and thus has become subject to SEC's reporting requirements under the Securities Act of 1934.

         Basis of presentation and going concern uncertainty
         ---------------------------------------------------

The financial statements of the Company have been prepared assuming the Company will continue as a going concern. However, the Company has incurred an initial operating loss and has no working capital. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. Management is continuing to seek additional equity capital to fund its operations. Management believes that these steps will provide the Company with adequate funds to sustain its growth and continued existence. There is, however, no assurance that the steps taken by management will meet all of the Company's needs or that is will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Cash flows
         ----------

For purposes of these statements cash includes demand deposits, time deposits and short-term cash equivalent investments with maturities of three months or less.

         Management estimates
         --------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Loss per share
         --------------

For the years ended December 31, 2001 and 2000 and for the period May 26, 1998 through December 31, 2001, basic loss per share amounts are based upon 1,250,000, 1,250,000 and 1,244,621, respectively, weighted average shares of common stock outstanding.

                               G2 COMPANIES, INC.
                      (FORMERLY HARTLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



2. CAPITAL STRUCTURE DISCLOSURES

         Preferred Stock
         ---------------

The Company's Articles of Incorporation authorize the Board of Directors to issue 20,000,000 preferred stock shares with a $.01 par value, of which no shares are currently issued and outstanding. As of this date, no series, rights or preferences have been determined.

         Common stock
         ------------

The Company's Articles of Incorporation authorize the Board of Directors to issue 80,000,000 common stock share with a $.0001 par value. At December 31, 2001 and 2000, 1,250,000 shares are issued and outstanding.

3. COMMITMENTS AND CONTINGENCIES

The Company is not obligated under any noncancelable lease agreements, employment agreements or any other significant commitments or contingencies and it is not a party to any lawsuits or similar claims. The Company's office facilities are currently being provided without charge by the Company's president. The fair rental value of this space provided is not material.

4. INCOME TAXES

The Company accounts for corporate income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, future tax benefits, such as those from net operating loss carry forwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A reconciliation of income tax expense (benefit) at the statutory federal rate of 34% to income tax expense (benefit) at the Company's effective tax rate for the years ended December 31, 2001 and 2000 is as follows:

                                                            2001        2000
                                                          ---------   ---------

       Tax expense (benefit) computed at statutory rate   $    --          (581)
       Less valuation allowance                                --           581
                                                          ---------   ---------
       Income tax expense (benefit)                       $    --     $    --
                                                          =========   =========

                               G2 COMPANIES, INC.
                      (FORMERLY HARTLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



At December 31, 2001 and 2000, the Company had approximately $1,700 of net operating loss available to offset future taxable income. This carry forward expires in the year 2021 and creates the only component of the Company's deferred tax asset of approximately $580, which is fully offset by a valuation allowance. There are no deferred tax liabilities.

5. FINANCIAL INSTRUMENTS

The Company's financial instruments, which potentially subject the Company to credit risks and none of which are held for trading purposes, consist of its cash. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any such losses in such accounts, and does not believe it is subject to any credit or other risks involving its cash.

                           Hartland Investments, Inc.

                          (A Development Stage Company)

                              Financial Statements

                                       and

                         Independent Accountants' Report

                    Quarter Ended September 30, 2002 and 2001

                               G2 COMPANIES, INC.
                      (FORMERLY HARTLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           SEPTEMBER 30, 2002 AND 2001


                                     Assets
                                     ------

                                                           2002         2001
                                                         ---------    ---------
Current assets:

    Cash                                                 $   1,500    $    --
    Prepaid expenses                                         3,000         --
                                                         ---------    ---------

         Total current assets                                4,500         --
                                                         ---------    ---------

Other assets                                                  --           --
                                                         ---------    ---------

                                                         $   4,500    $    --
                                                         =========    =========

                      Liabilities and Stockholders' Equity
                      ------------------------------------

Current liabilities:

    Accounts payable, trade                              $   2,275    $    --
    Stockholder advance                                      5,323          823
                                                         ---------    ---------

         Total current liabilities                           7,598          823
                                                         ---------    ---------

Commitments and contingencies                                 --           --

Stockholders' equity:

    Preferred stock, $.0001 par value,
        20,000,000 shares authorized, no
        shares issued and outstanding, no
        rights or preferences determined                      --           --
    Common stock, $.0001 par value,
        80,000,000 shares authorized,
        1,250,000 shares issued and outstanding                125          125
        Paid in capital                                        762          762
        Deficit accumulated during the
           development stage                                (3,985)      (1,710)
                                                         ---------    ---------

         Total stockholders' equity                         (3,098)        (823)
                                                         ---------    ---------

                                                         $   4,500    $    --
                                                         =========    =========



    The accompanying notes are an integral part of the financial statements.


                               G2 COMPANIES, INC.
                      (FORMERLY HARTLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
             THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001



                                    Three            Nine             Three           Nine
                                Months Ended     Months Ended     Months Ended    Months Ended
                                Sep. 30, 2002    Sep. 30, 2002    Sep. 30, 2001   Sep. 30, 2001
                                -------------    -------------    -------------   -------------

Revenues                        $        --      $        --      $        --     $         --

Operating expenses:

    General and administrative          2,275            2,275             --               --
                                -------------    -------------    -------------   -------------
Operating loss                         (2,275)          (2,275)            --               --
                                -------------    -------------    -------------   -------------

Loss before income taxes               (2,275)          (2,275)            --               --

Provision for income taxes               --               --               --               --
                                -------------    -------------    -------------   -------------

Net loss                        $      (2,275)   $      (2,275)   $        --     $         --
                                =============    =============    =============   =============



Net loss per share              $       (.002)   $       (.002)   $       (.000)  $       (.000)





















    The accompanying notes are an integral part of the financial statements.

                               G2 COMPANIES, INC.
                      (FORMERLY HARTLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                  NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001




                                                            2002         2001
                                                          ---------    ---------
Cash flows from operating activities:

         Cash to suppliers                                $   3,000    $    --
                                                          ---------    ---------

            Net cash used in operating activities            (3,000)        --
                                                          ---------    ---------
Cash flows from investing activities:

            Net cash used for investing activities             --           --
                                                          ---------    ---------
Cash flows from financing activities:

         Stockholder advance                                  4,500         --
                                                          ---------    ---------

            Net cash provided by financing activities         4,500         --
                                                          ---------    ---------

Net increase in cash                                          1,500         --

Cash at beginning of year                                      --           --
                                                          ---------    ---------

Cash at end of year                                       $   1,500    $    --
                                                          =========    =========


                     Reconciliation of Net Loss to Net Cash
                        Provided by Operating Activities

Adjustments to reconcile net loss
         to cash used in operating activities:

         Net loss                                            (2,275)        --
                                                          ---------    ---------

         Increase in prepaid expenses                        (3,000)        --
         Increase in accounts payable                         2,275         --
                                                          ---------    ---------

                  Total adjustments                            (725)        --
                                                          ---------    ---------

Net cash used in operating activities                     $  (3,000)   $    --
                                                          =========    =========




    The accompanying notes are an integral part of the financial statements.

                               G2 COMPANIES, INC.
                      (FORMERLY HARTLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

The accompany unaudited condensed financial statements of Harland Investments, Inc. (the Company) have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.

The information furnished herein reflects all adjustments and accruals that management believes is necessary to fairly state the operating results for the respective periods. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations of the Securities and Exchange Commission under item 310 of Regulation S-B. The notes to the condensed financial statements should be read in conjunction with the notes to the financials contained in the Company's Form 10-KSB for the year ended December 31, 2001. The Company's management believes that the disclosures are sufficient for interim financial reporting purposes. The results of operations for any interim period are not necessarily indicative of the results for the year.

2. LIQUIDITY

The Company has incurred losses over the last two years and has no working capital. These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. Management is continuing to seek additional equity capital to fund its operations. Management believes that these steps will provide the Company with adequate funds to sustain its growth and continued existence. There is, however, no assurance that the steps taken by management will meet all of the Company's needs or that is will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Management estimates
--------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               G2 COMPANIES, INC.
                      (FORMERLY HARTLAND INVESTMENTS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS



4.  CAPITAL STRUCTURE DISCLOSURES

         Preferred Stock
         ---------------

The Company's Articles of Incorporation authorize the Board of Directors to issue 20,000,000 preferred stock shares with a $.01 par value, of which no shares are currently issued and outstanding. As of this date, no series, rights or preferences have been determined.

         Common stock
         ------------

The Company's Articles of Incorporation authorize the Board of Directors to issue 80,000,000 common stock share with a $.0001 par value. At September 30, 2001 and 2000, 1,250,000 shares are issued and outstanding.

5.  INCOME TAXES

The Company accounts for corporate income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. Under SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. In addition, future tax benefits, such as those from net operating loss carry forwards, are recognized to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At September 30, 2002 and 2001, the Company had approximately $1,700 of net operating loss available to offset future taxable income. This carry forward expires in the year 2021 and creates the only component of the Company's deferred tax asset of approximately $580, which is fully offset by a valuation allowance. There are no deferred tax liabilities.

6.  COMMITMENTS AND CONTINGENCIES

The Company is not obligated under any noncancelable lease agreements, employment agreements or any other significant commitments or contingencies and it is not a party to any lawsuits or similar claims. The Company's office facilities are currently being provided without charge by the Company's president. The fair rental value of this space provided is not material.

                                     PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 25. Other Expenses of Issuance and Distribution

The estimated expenses of the registration, all of which will be paid by G2 Companies, are as follows:

SEC Filing fee                     $    2
Printing Expense                   $  500
Accounting Fees and Expenses       $1,000
Legal Fees and Expenses            $5,000
Blue Sky Fees and Expenses         $  400
Miscellaneous                      $   98
                                   ------
TOTAL                              $7,500


Item 26. Recent Sales of Unregistered Securities

None.

Item 27. Exhibits

3.1      Articles of Incorporation of G2 Companies*
3.1a)    Amendment to Articles of Incorporation
3.2      Bylaws of G2 Companies *
4.1      Specimen Stock Certificate for Common shares
5.1      Opinion of Carl A. Generes, Esq.
10.1 Exclusive Recording Artist Agreement between G2 Companies and Jeremiah Donnelly
10.2     Exclusive Recording, Artist Agreement between G2 Companies and OneUp.
23.1     Consent of Turner, Stone & Company, L.L.P.
23.2     Consent of Carl A.  Generes,  Esq.  (included  in the opinion  filed as
         Exhibit 5.1).

*        previously filed with the Form 10-SB, File No. 0-30473

Item 28.Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

         (a) To include any prospectus required under Section 10(a) (3) of the Securities Act

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

"Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable."

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, G2 Companies Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on the __th day of January, 2003.

         G2 COMPANIES , INC.

                                                                   January  2003

By: /s/ Gust Kepler
   -----------------------------
   Gust Kepler, President
   And Chief Executive Officer
   (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration statement was signed by the following persons in the capacities and on the dates indicated.


By: /s/ Gust Kepler                                               January,  2003
   ----------------
   Chief Executive Officer And Chief Financial
   Officer, and President